Exhibit 99.1

Multi-Color Corporation Announces Initiation of CEO Succession Plan

SHARONVILLE, OHIO, March 31, 2009 — Multi-Color Corporation (NASDAQ: LABL) announced today that its President and CEO, Frank Gerace, has provided the required notice that he does not intend to renew his Employment Agreement when it expires on March 31, 2011. Under the terms of Gerace’s Employment Agreement, his contract would have renewed automatically unless Gerace or the Company provided a notice of non-renewal at least twenty-four (24) months prior to its expiration.

“My decision to invoke the non-renewal terms of the Employment Agreement is the first step in moving forward with an effective succession plan as I prepare for my eventual retirement from Multi-Color,” said Gerace. “I will be working closely with our Board over the next two years to provide for a smooth transition, taking into consideration the long-term strategy and interests of the Company.”

Gerace was promoted to President, and appointed a Director in May 1999 and was elected Chief Executive Officer in August 1999. Prior to that time, Mr. Gerace served as the Company’s Vice President of Operations from April 1998 to May 1999.

About Multi-Color (http://www.multicolorcorp.com)

Sharonville, Ohio based Multi-Color Corporation is a leader in global label solutions through its two business units: North American Business Unit and International Business Unit. Established in 1916, Multi-Color supports the world’s most prominent brands including leading producers of home and personal care, wine and spirits, food and beverage and automotive products. Multi-Color acquired Collotype Labels on February 29, 2008. Collotype was established in 1903 in Adelaide, South Australia and is the world’s leading and most awarded pressure sensitive wine & spirits label printer. Multi-Color is the world’s largest producer of in-mold labels and one of the largest producers of pressure sensitive and heat transfer labels and a major manufacturer of high-quality wet glue applied labels and shrink sleeves. Multi-Color has 14 manufacturing locations worldwide; 8 in the U.S., 5 in Australia and 1 in South Africa.

For additional information on Multi-Color, please visit http://www.multicolorcorp.com.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; ability to manage foreign operations; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; raw material cost pressures; availability of raw materials; ability to pass raw material cost increases to its customers; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; risk associated with significant leverage; increases in general interest rate levels affecting the Company’s interest costs; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Dawn H. Bertsche

Senior Vice President – Finance and Chief Financial Officer

Multi-Color Corporation

(513) 345-1108